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                                                                   EXHIBIT 10.32

                                                                         ANNEX X

                    Form of Opinion in Connection with Security Agreement
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               1.  The Company has all requisite corporate power and authority to execute and deliver the Security Agreement and to perform its obligations thereunder in accordance with the terms thereof, subject to the terms and conditions contained or otherwise referenced therein. The execution, delivery and performance of the Security Agreement by the Company and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company, subject to the terms and conditions contained or otherwise referenced in the Security Agreement. The Security Agreement has been duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by each of the other parties thereto) constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that certain remedial provisions of the Security Agreement are or may be unenforceable in whole or in part under the laws of the State of Texas and the State of New York, but the inclusion of such provisions does not affect the validity of the Security Agreement, and the Security Agreement contains adequate provisions for the practical realization of the rights and benefits afforded thereby. No opinion is expressed in this paragraph as to the perfection or priority of any liens granted pursuant to the Security Agreement.

                    2.  The execution and delivery of the Security Agreement,
          the consummation of the transactions contemplated thereby and compliance by the Company with the provisions thereof will not materially conflict with, constitute a default under or violate (i)
          any of the terms, conditions or provisions of the articles of incorporation or by-laws of the Company, (ii) any of the terms, conditions or provisions of the Applicable Contracts except as set forth on Schedule I (except that we express no opinion as to any covenant, restriction or provision of the Applicable Contracts related to financial covenants, ratios or tests or any aspect of the financial condition or results of operations of the Company), (iii) any New
          York, Texas or federal law or regulation (other than federal and state securities or blue sky laws or laws regulating the maximum rate of interest which may be charged, taken or received, as to which we express no opinion except to the extent set forth in the next
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          clause), (iv) any New York law regulating the maximum rate of interest which may be charged, taken or received, or (v) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company of which we are aware. "Applicable Contracts" means those documents, agreements or instruments set forth on Schedule II attached hereto, which have been identified to us by the Company as all material documents, agreements or other instruments to which the Company or the Subsidiaries are a party or by which they are bound.

               3. Assuming the filing of the financing statements on Form UCC-1 in the offices in the jurisdictions indicated on Schedule III hereto, the execution and delivery of the Security Agreement creates a valid and duly perfected lien on and a security interest in the "Collateral" (as such term is defined in the Security Agreement) to the extent perfection of a lien or security interest in the Collateral may be perfected by the filing of a financing statement under the Uniform Commercial Code in effect in the State of Texas (the "UCC"), as security for the Obligations (as such term is defined in the Security Agreement).

                    The opinion is subject to the following exceptions:

                       A. that with respect to any Debtor's (as such term is defined in the Security Agreement) rights in or title to the Collateral, we express no opinion, and have assumed that such Debtor has title to the Collateral;

                       B. that with respect to any Collateral as to which the perfection of a lien or security interest is governed by the laws of any jurisdiction other than the State of Texas, we express no opinion; and

                       C. that with respect to any Collateral which is or may become fixtures (within the meaning of Section 9.313 of the UCC) we express no opinion; and

                       D. that with respect to transactions excluded from
          Article 9 of the UCC by Section 9.104 thereof, we express no opinion.

               In addition, the opinion set forth above is subject to (i) the limitations on perfection of security interests in proceeds resulting from the operation of Section 9.306 of the UCC; (ii) the limitations with respect to buyers in the ordinary course of business imposed by Sections 9.307 and 9.308 of the UCC; (iii) the limitations with respect to documents, instruments and securities imposed by Sections 8.302, 9.304

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          and 9.309 of the UCC; (iv) the provisions of Section 9.203 of the UCC relating to the time of attachment; and (v) Section 552 of Tide 11 of the United States Code (the "Bankruptcy Code") with respect to any Collateral acquired by the Debtors subsequent to the commencement of a case against or by the Debtors under the Bankruptcy Code.

               We further assume (a) that all filings will be timely made and duly filed as necessary (i) in the event of a change in the name, identity or corporate structure of the Debtors, (ii) in the event of a change in location of the Collateral, or the location of the principal office of the Debtors or the place where the Debtors keeps its books and records, and (iii) to continue to maintain the effectiveness of the original filings, and (b) that any money, instruments, documents or securities which may constitute part of the Collateral are and will remain in the Creditors' possession.

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